Exhibit 99.1
CEREPLAST’S PRELIMINARY FIRST QUARTER 2011 REVENUE EXCEEDS GUIDANCE
Rapid Increase in New Distribution Contracts Helps Drive Strong Revenue Growth
Increases Full Year 2011 Guidance
EL SEGUNDO, Calif., April 18, 2011 — Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary biobased, compostable and sustainable plastics, today reported preliminary revenue for its first quarter ended March 31, 2011.
Cereplast expects to report first quarter 2011 revenue of $7.2 million, exceeding the high-end of its previous first quarter guidance of $5.0 million to $6.5 million for the quarter. Based on these preliminary results, the company has raised its full-year 2011 revenue guidance to $28.0 million to $34.0 million, from its previously stated 2011 guidance of $24.0 million to $32.0 million, representing a significant increase over its 2010 revenue of $6.3 million.
“We are executing on our stated growth strategy to secure strategic partnerships with large distributors,” said Frederic Scheer, Chairman and Chief executive officer of Cereplast. “ Our better than expected revenue is primarily a result of the five new distribution agreements we signed during the quarter, which helped to expand our footprint into the European market, where legislation is a key driver in the rise of demand for bio-based alternatives to petroleum-based plastics.”
Scheer continued, “We began shipping to our new customers in the first quarter of 2011 and expect these contracts to ramp in size and scope throughout the year. This momentum is expected to continue through next year and ultimately result in increased capacity utilization at our manufacturing facility in Indiana. This increasing volume will help leverage our overall cost structure and move the company towards its goal of profitability,”
The financial results included in this press release are preliminary and subject to change. Cereplast is in the process of finalizing its financial results for the 2011 first quarter and plans to report results and give more in depth information during its quarterly results call on May 16, 2011.
Conference Call
The company will conduct a conference call and live webcast at 2:00 p.m. pacific time (5:00 p.m. ET) on Monday, May 16, 2011, to discuss its 2011 first quarter financial results. Participating in the call will be Mr. Frederic Scheer, Chairman and Chief Executive Officer of Cereplast and Heather Sheehan, Chief Financial Officer. To join the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 877-312-5508. International callers should dial 253-237-1135. A live webcast and archive of the call will also be available on the Investor Relations section of Cereplast’s website at www.cereplast.com. If you are unable to participate in the call at this time, a telephonic replay will be available for three days starting two hours after the conclusion of the call. To access the telephonic replay, dial 800-642-1687, international callers dial 706-645-9291; the Conference ID will be communicated in a later release.
About Cereplast, Inc.
Cereplast, Inc. (NASDAQ: CERP) designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® Resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables™ Resins combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com.
Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
Contacts:

Cereplast, Inc.	MKR Group, Inc.
Nicole Cardi (310) 615-1900 x154 ncardi@cereplast.com	Investor Relations Charles Messman or Todd Kehrli (323) 468-2300 cerp@mkr-group.com
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